EXHIBIT 23.1

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders of
Telemundo Holdings, Inc.
Hialeah, Florida

We have audited the accompanying consolidated balance sheets of Telemundo Holdings, Inc. and subsidiaries ("Company") and Telemundo Group, Inc. and subsidiaries ("Predecessor ") as of December 31, 1998 and 1997, respectively and, as to the Company, the related consolidated statements of operations, changes in common stockholders' equity and cash flows for the period August 13,1998 to December 31, 1998 and, as to the Predecessor, the related consolidated statements of operations, changes in common stockholders' equity and cash flows for the period January 1, 1998 to August 12, 1998 and for the two years ended December 31, 1997. Our audits also included the financial statement schedule listed in the index at item 14. These consolidated financial statements and financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 1998 and the results of their operations and their cash flows for the period August 13,1998 to December 31, 1998 and, as to the Predecessor, the financial position as of December 31, 1997 and the results of operations and their cash flows for the period January 1, 1998 to August 12, 1998 and for the two years ended December 31, 1997 in conformity with generally accepted accounting principles. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

As more fully discussed in Note 1 to the consolidated financial statements, the Predecessor Company was acquired in a business combination accounted for as a purchase. As a result of the acquisition, the consolidated financial statements for the period subsequent to the acquisition are presented on a different basis of accounting than those for the periods prior to the acquisition and, therefore, are not directly comparable.

/s/ Deloitte & Touche LLP

New York, New York
March 24, 1999